Exhibit 10.3
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
6 April, 2011
Novartis Pharma AG
Forum 1
Novartis campus
CH-4056 Basel
Switzerland

Attention:	Tony Rosenberg Matt Owens
Gentlemen,
We refer to:
(a)	the letter from Idenix Pharmaceuticals, Inc. (“Idenix”) to Novartis Pharma AG (“Novartis”) dated 21 March 2003 relating to Novartis’ right regarding the appointment and removal of Idenix’ Chief Financial Officer and other matters, as amended by the letter, dated as of January 28, 2009, between Idenix and Novartis (the “Letter”); and
(b)	The General Waiver and Consent dated as of the date of this letter between Idenix and Novartis (the “General Waiver and Consent”).
We refer also to the Financing (as defined in the General Waiver and Consent), and to Novartis’ waiver of certain rights and grant of certain consents to Idenix in connection with the Financing, as set out in the General Waiver and Consent.
In partial consideration of Novartis’ General Waiver and Consent to the proposed Financing, Idenix and Novartis agree that:
1.	The references to “thirty-five percent (35%)” and “forty percent (40%)” in clauses (x) and (y) of paragraph 2 of the Letter are both hereby amended to “thirty percent (30%)”.
2.	Except as amended by this letter, the Letter, including paragraph 3 of the Letter which sets out Idenix’ agreement with regard to its practice in connection with the preparation of financial statements and reports, remains in full force and effect.

This letter is subject to and interpreted in accordance with the substantive laws of the State of New York.
If the above correctly states the agreement between Idenix and Novartis, please countersign this letter in the space indicated below, whereupon this letter shall constitute a binding agreement between Idenix and Novartis.
Yours sincerely,

IDENIX PHARMACEUTICALS, INC.

By:	/s/ Maria Stahl Name: Maria Stahl
Title: SVP, General Counsel

Acknowledged and agreed as of the date of this letter:

NOVARTIS PHARMA AG

By:	/s/ Tony Rosenberg Name: Tony Rosenberg
Title: Head Partnering & Emerging Businessess

By:	/s/ Matt Owens Name: Matt Owens
Title: Senior Legal Counsel